                                                                    Exhibit 99.1

                    List of Joint Filers and Signature Page

BAIN CAPITAL LIFE SCIENCES INVESTORS, LLC
By: /s/ Adam Koppel
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Title: Managing Director

BCLS SB INVESTCO, LP
By: Bain Capital Life Sciences Partners, LP, its general partner
By: Bain Capital Life Sciences Investors, LLC, its general partner
By: /s/ Adam Koppel
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Title: Managing Director

BAIN CAPITAL LIFE SCIENCES PARTNERS, LP
By: Bain Capital Life Sciences Investors, LLC, its general partner
By: /s/ Adam Koppel
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Title: Managing Director

BAIN CAPITAL LIFE SCIENCES FUND II, L.P.
By: Bain Capital Life Sciences Investors II, LLC, its general partner
By: Bain Capital Life Sciences Investors, LLC, its manager
By: /s/ Adam Koppel
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Title: Managing Director

BAIN CAPITAL LIFE SCIENCES INVESTORS II, LLC
By: Bain Capital Life Sciences Investors, LLC, its manager
By: /s/ Adam Koppel
    -----------------
Title: Managing Director

BCLS II INVESTCO, LP
By: BCLS II Investco (GP), LLC, its general partner
By: Bain Capital Life Sciences Fund II, L.P., its manager
By: Bain Capital Life Sciences Investors II, LLC, its general partner
By: Bain Capital Life Sciences Investors, LLC, its manager
By: /s/ Adam Koppel
    ---------------
Title: Managing Director

BCLS II INVESTCO (GP), LLC
By: Bain Capital Life Sciences Fund II, L.P., its manager
By: Bain Capital Life Sciences Investors II, LLC, its general partner
By: Bain Capital Life Sciences Investors, LLC, its manager
By: /s/ Adam Koppel
    ----------------
Title: Managing Director

BCIP LIFE SCIENCES ASSOCIATES, LP
By: Boylston Coinvestors, LLC, its general partner
By: /s/ Adam Koppel
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Title: Authorized Signatory